EXHIBIT 10.36A

MULTIPLE OBLIGATIONS MORTGAGE

BE IT KNOWN, that on the dates hereinafter set forth, before the undersigned Notaries Public, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, personally came and appeared:

BELLE OF ORLEANS, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has its registered office at 600 Star Brewery Dr., Ste. 110, Dubuque, Iowa 52001, appearing herein through Natalie Schramm, its Chief Financial Officer, being duly authorized by virtue of a Consent of the Sole Member, a copy of which is on file and of record, hereinafter referred to as “Mortgagor”, who after being duly sworn declared as follows:

This Mortgage (this “Mortgage”) is made as of January 29, 2010, by Mortgagor in favor of Wells Fargo Foothill Capital Finance, Inc., a California corporation (as successor by name change to Wells Fargo Foothill, Inc., a California corporation), as agent (“Agent”; Agent, together with its successors and assigns, is referred to herein as “Mortgagee”) for the Lenders (as defined in the hereinafter defined Loan Agreement.

RECITALS

WHEREAS, Mortgagor is the sole owner of the fee simple interest in and to certain premises located in St. Mary’s Parish, Louisiana and more particularly described on Exhibit A attached hereto (the “Real Property”);

WHEREAS, Mortgagor, Peninsula Gaming, LLC, a Delaware limited liability company (“Parent”), Diamond Jo, LLC, a Delaware limited liability company (formerly known as Peninsula Gaming Company, LLC) (“DJ”), Diamond Jo Worth, LLC, a Delaware limited liability company (“DJW”), The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (“OED,” together with Mortgagor, Parent, DJ and DJW, collectively, jointly and severally, the “Borrowers”), the Lenders, and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated October 29, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and.

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WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to loan Borrowers the maximum principal amount of $58,500,000.00, subject to the terms and conditions in the Loan Agreement and maturing on January 15, 2014.  The Loan Agreement provides that to secure performance by Borrowers of their obligations under the Loan Agreement, Mortgagor will execute and deliver this Mortgage to Mortgagee for the benefit of the Lender Group (as defined in the Loan Agreement).  The Loan Agreement, this Mortgage, the other Loan Documents (as defined in the Loan Agreement) and any other document referred to in or made with reference to the Loan Documents are hereby incorporated by reference, and are sometimes collectively referred to as “Transaction Documents”.

GRANTING CLAUSES

NOW, THEREFORE, in consideration of ten dollars and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, and to secure

(i) the payment when due of indebtedness evidenced by the Loan Agreement in the maximum principal sum of $58,500,000.00, bearing interest as set forth in the Loan Agreement and maturing on January 15, 2014, such date being the “Maturity Date,” including, without limitation, all accrued and unpaid interest thereon, and premiums and penalties, if any, thereon, including late payment charges and Additional Interest (as defined in Section 5.2 hereof),

(ii) all other sums that may or shall become due hereunder, in connection with the Loan Agreement or under the other Transaction Documents, including the costs and expenses of enforcing any provision of any of the foregoing documents,

(iii) the reimbursement to Mortgagee of all monies which may be advanced as herein provided and of any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred or paid on account of any litigation at law or in equity that may arise in respect of this Mortgage or the obligations secured hereby or the lands and premises and other property herein mentioned or in obtaining possession of said lands and premises and other property after any sale that may be made as hereinafter provided,

(iv) the payment by the Mortgagor to Mortgagee of all sums, if any, as may be duly expended or advanced by Mortgagee in the performance of any obligation of the Mortgagor as provided hereunder,

(v) the payment of any and all other indebtedness that this Mortgage by its terms secures and

(vi) the performance and observance of the covenants, agreements and obligations of Borrowers contained herein and in the other Transaction Documents

(all obligations and sums included in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi) being hereinafter collectively referred to as the “Secured Obligations”), and in order to charge with such performance and with such payments said lands and premises and other property hereinafter described and the rents, revenues, issues, income and profits thereof, the Mortgagor does hereby mortgage, affect, hypothecate, to inure to the use and benefit of Mortgagee and its successors and assigns, for the benefit of the Lender Group, all right, title and interest of the Mortgagor now or hereafter owned or leased, in, to or under, or derived from each and all of the following properties, estates, rights, titles and interests (collectively, the “Mortgaged Property”):

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(a) the Real Property and all tenements, hereditaments, appurtenances, estates and rights in and to any of the Real Property and all component parts of the Real Property;

(b) all buildings, improvements and other structures now or hereafter located on any of the Real Property (the “Improvements”);

(c) all of the Mortgagor’s right, title and interest in and to all servitudes, easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, title, interests, privileges, liberties, prescriptions, advantages and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to any of the Real Property or the Improvements;

(d) all of the Mortgagor’s right, title and interest in and to any right to purchase, or to use and occupy, any land adjacent to any of the Real Property and any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining any of the Real Property;

(e) all of the Mortgagor’s right, title and interest, to all machinery, apparatus, equipment, fittings, fixtures and other personal and moveable property of every kind and nature whatsoever now or hereafter located upon any of the Real Property or the Improvements, and all component parts of any building or other construction located on any of the Real Property or appurtenances thereto, and used in connection with the operation and occupancy of any of the Real Property or the Improvements, and all building equipment, material and supplies of any nature whatsoever now or hereafter located in or upon any of the Real Property or the Improvements, including, without limitation, all metals, lumber and lumber products, bricks, stones, building blocks, sand, cement, roofing materials, paint, doors, windows, hardware, wires, wiring and other building materials and any building equipment, materials and supplies obtained for use in connection with any of the Real Property or the Improvements and all additions, replacements, modifications and alterations of any of the foregoing, including, but without limiting the generality of the foregoing, all heating, lighting incinerating and power equipment, engines, pipes, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators, ducts and compressors and all other equipment and fixtures (collectively, the “Fixtures”).  The Mortgagor acknowledges that all Fixtures are part and parcel of the real estate and appropriated to the use of the real estate and, whether or not affixed or annexed to the Improvements, shall for the purpose of this Mortgage be deemed conclusively to be real estate and mortgaged hereby;

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(f) all of the Mortgagor’s right, title and interest to all plans and specifications for the Real Property and the Improvements, all contracts with architects and engineers responsible for the design of the Improvements, the preparation or evaluation of any of such plans and specifications or the supervision of the construction of any of the Improvements, all contracts to which the Mortgagor is now or hereafter a party providing for the connection therewith or the furnishing or installation of any Fixtures or other personal property in connection therewith, all contracts to which the Mortgagor is now or hereafter a party providing for the management of the construction of any of the Improvements, all rights of the Mortgagor as a third party beneficiary under all contracts and subcontracts pertaining to the Real Property or the Improvements as to which the Mortgagor is not a party, all payment and performance bonds relating to the Real Property or the Improvements and all other contracts and agreements related to the design, management, construction, equipping and development of the Real Property or the Improvements (collectively, the “Construction Documents”);

(g) all of the Mortgagor’s right, title and interest to all awards or payments, and any interest paid or payable with respect thereto, that may be made with respect to all or any portion of the Real Property, the Improvements or the Fixtures, whether from the exercise of right of condemnation, eminent domain or similar proceedings (including any transfer made in lieu of the exercise of said right), or from any taking for public use, or for any other injury to or decrease in the value of all or any portion of the Real Property, the Improvements or the Fixtures, or as a result of the exercise by any governmental authority of any right or option to purchase any of the Real Property, all of the foregoing to be held, applied and paid in accordance with the provisions of this Mortgage (collectively, the “Eminent Domain Awards”);

(h) all of the Mortgagor’s right, title and interest to all proceeds of, and any unearned premiums on, any insurance policies covering all or any portion of the Real Property, the Improvements or the Rents (as hereinafter defined), including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to all or any portion of the Real Property or the Improvements and any interest actually paid with respect thereto, all of the foregoing to be held, applied and paid in accordance with the provisions of this Mortgage (collectively, the “Insurance Proceeds”);

(i) all of the Mortgagor’s right, title and interest as lessor or landlord to all leases and other agreements affecting the use or occupancy of any of the Real Property or the Improvements now in effect or hereafter entered into (including, without limitation, subleases (including licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Real Property or the Improvements), but excluding any licenses and permits to the extent not assignable under applicable law, including without limitation, liquor and gaming licenses, together with any modifications, extensions or renewals of the same (collectively, the “Space Leases”) and the rents, revenues, issues, income, products and profits of the Real Property and the Improvements, including, without limitation, any security deposits or other funds deposited with the Mortgagor pursuant to the Space Leases (collectively, the “Rents”), together with any guarantees of the Space Leases or Rents delivered to the Mortgagor from time to time, and any modifications, extensions and renewals of any such guarantees, together with the right, but not the obligation, to exercise options, to give consents and to collect, receive and receipt for the Rents and apply the Rents to the payment of the Secured Obligations and to demand, sue for and recover the Rents (when due and payable), subject to a license in favor of the Mortgagor in respect thereof prior to the occurrence of an Event of Default (as defined in Section 5.1 hereof); and

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(J) any and all other, further or additional rights, title, estates and interests of the Mortgagor in and to any of the Real Property or the Improvements or the Fixtures, and all renewals, substitutions and replacements of and all additions and appurtenances to any of the Real Property or the Improvements or the Fixtures or constructed, assembled or placed on any of the Real Property or the Improvements, and all conversions of the assemblage, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor, the Mortgagor expressly agreeing that if the Mortgagor shall at any time acquire any other right, title, estate or interest in and to any of the Real Property, the Improvements or the Fixtures, the lien of this Mortgage shall automatically attach to and encumber such other right, title, estate or interest as a first lien thereon.

AND, as additional security, the Mortgagor hereby grants to Mortgagee, for the benefit of the Lender Group, a continuing security interest in (a) the Fixtures, (b) the Construction Documents, (c) the Insurance Proceeds, (d) the Eminent Domain Awards, (e) the Space Leases, (f) the Rents, (g) all proceeds of the foregoing and (h) all proceeds of any of the Real Property and the Improvements (collectively, the “Security Interests Property”) and this Mortgage shall be effective as a security agreement pursuant to the Uniform Commercial Code as enacted and in effect in the state in which any of the Real Property is located (the “Code”).

HABENDUM

TO HAVE AND TO HOLD the Mortgaged Property, the rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee and its successors and assigns, for the benefit of the Lender Group, forever for the uses and purposes and subject to the terms and conditions herein set forth.

SUBJECT, HOWEVER,  to Permitted Liens (as defined in the Loan Agreement).

PROVIDED NEVERTHELESS, (a) if Borrowers or any of their successors or assigns shall pay or cause to be paid the Secured Obligations in accordance with the terms hereof and of the other Loan Documents and shall perform and observe all of the agreements, covenants and provisions contained herein and in the other Loan Documents, (b) all Commitments shall be irrevocably terminated in accordance with the Credit Agreement, and (c) all Letters of Credit shall have terminated or expired in accordance with the Credit Agreement, this Mortgage and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect.

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The Mortgagor FURTHER agrees as follows:

ARTICLE I

COVENANTS

Section 1.1                       Performance of Obligations.  The Mortgagor shall pay and perform the Secured Obligations.  Time is of the essence hereof.

Section 1.2                       Further Assurances.  If Mortgagee requests in its Permitted Discretion, the Mortgagor shall sign and deliver and cause to be recorded as Mortgagee shall direct any further mortgages, instruments of further assurance, certificates and other documents as Mortgagee may consider reasonably necessary or desirable in order to perform, perfect, continue, and preserve the obligations of the Mortgagor under the Transaction Documents.  The Mortgagor further agrees to pay to Mortgagee, upon demand, all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and refiling of any such documents, including attorneys’ fees that are reasonable and title opinion or title insurance costs.

Section 1.3                       Operation and Maintenance; Compliance with Laws.  The Mortgagor shall cause the Mortgaged Property to be maintained in good working order and condition, ordinary wear and tear excepted, and the Mortgagor shall make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Mortgagor.  The Mortgagor shall comply or cause compliance with all laws, ordinances and regulations of any governmental authority with reference to the Mortgaged Property and the manner of using or operating the same, including any Environmental Laws or Regulations and Accessibility Regulations, as hereafter defined, and with any restrictive covenants affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property, except where the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change (as defined in the Loan Agreement).

Section 1.4                       Payment of Utilities, Impositions, Liens.  The Mortgagor shall pay or cause to be paid when due all charges or fees for utilities and services supplied to the Mortgaged Property. The Mortgagor, at least five (5) days before any penalty attaches thereto, shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies (collectively, “Impositions”) imposed upon or against it, its income or profits, the Mortgaged Property or rents therefrom, or upon or against the Secured Obligations, or upon or against the interest of Mortgagee in the Mortgaged Property or the Secured Obligations, except Impositions measured by the income of Mortgagee or unless the subject of a Permitted Protest (as defined in the Loan Agreement). The Mortgagor shall provide evidence of such payment at Mortgagee’s request.  This Mortgage is and shall be maintained by the Mortgagor as a valid first mortgage lien and first security interest in the Mortgaged Property, subject only to the Permitted Liens (as defined in the Loan Agreement).  Except as otherwise provided in the Loan Agreement, the Mortgagor shall not, directly or indirectly, create or suffer, or permit to be created or suffered, against the Mortgaged Property or any part thereof, and the Mortgagor will promptly discharge any Lien (as defined in the Loan Agreement) or other Imposition that may affect the Mortgaged Property or any part thereof, or any interest therein, except the Permitted Liens.  If any Lien not permitted hereunder is filed, the Mortgagor will cause the same to be discharged promptly by payment or bonding or otherwise to the satisfaction of Mortgagee and will exhibit to Mortgagee evidence of payment, discharge, bonding or other disposition satisfactory to Mortgagee.

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Section 1.5                       Intentionally omitted.

Section 1.6                       Insurance.

(a) The Mortgagor shall maintain insurance on the Mortgaged Property as specified in Section 6.8 of the Loan Agreement.

(b) Subject to the provisions of Section 3.1 hereof, nothing contained in this Section or elsewhere in this Mortgage shall relieve the Mortgagor of its duty to maintain, repair, replace or restore the Improvements or the Fixtures or rebuild the Improvements, from time to time, in accordance with the applicable provisions of the Transaction Documents, and nothing in this Section or elsewhere in this Mortgage shall relieve the Mortgagor of its duty to pay the Secured Obligations, which shall be absolute, regardless of the occurrence of damage to or destruction of or condemnation of all or any portion of the Mortgaged Property.

Section 1.7                       Books and Records; Financial Information.  The Mortgagor shall (i) keep complete and accurate books and records with respect to the Mortgaged Property; (ii) permit Mortgagee to inspect such books and records during normal business hours and make copies thereof at Mortgagee’s expense; and (iii) provide Mortgagee such information as is required by Section 6.3 of the Loan Agreement.

Section 1.8                       Mortgage, Sale, Lease of the Mortgaged Property.

(a) The Mortgagor will not, now or in the future, mortgage, pledge or encumber or place any Lien or encumbrance (or permit the same to exist) on the Mortgaged Property, or any part thereof, without the prior written consent of Mortgagee, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness (as defined in the Loan Agreement) is refinanced, renewed, or extended under Section 7.1(k) of the Loan Agreement and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed or extended Indebtedness.

(b) The Mortgagor shall not sell, convey, transfer or otherwise alienate in any manner, whether directly or indirectly, any right, title or interest in the Mortgaged Property, or any part thereof, without obtaining in each such instance the prior written consent of Mortgagee, such consent not to be unreasonably withheld, except as expressly permitted under the Loan Agreement.

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(c) Except as otherwise expressly permitted under the Transaction Documents or as otherwise expressly permitted hereunder, the Mortgagor shall not, without Mortgagee’s prior consent, which consent will not be unreasonably withheld, enter into any agreement with or conveyance to any other person or entity permitting the use of any excess development rights that might otherwise be used by the Mortgagor in expanding, altering, reconstructing, replacing or otherwise improving the Improvements or making any other improvements on the Mortgaged Property, or otherwise permit or suffer any change of the zoning of the Mortgaged Property or the use that may be made thereof.

Section 1.9                       Environmental - ADA.  The Mortgagor agrees:

(a) Except for substances normally used for maintenance or operation of the Mortgaged Property which are used, stored and disposed of in accordance with all applicable Environmental Regulations, the Mortgagor shall not, nor shall it permit others to, place, store, locate, generate, produce, create, process, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Mortgaged Property.  The Mortgagor shall cause all Hazardous Substances found on or under the Mortgaged Property, which are not permitted under the foregoing sentence, and which exist in quantities which violate applicable Environmental Laws or Regulations, to be properly removed therefrom and properly disposed of at the Mortgagor’s cost and expense.  The Mortgagor shall not install or permit to be installed any underground storage tank on or under the Mortgaged Property.  If Mortgagee shall reasonably request, the Mortgagor shall at its cost obtain and deliver to Mortgagee an environmental review, audit, assessment and/or report relating to the Mortgaged Property, or shall have any previously delivered materials updated and/or amplified, in each case by an engineer or scientist acceptable to Mortgagee; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Mortgagor shall not be required to obtain and deliver to Mortgagee such environmental review, audit, assessment and/or report relating to the Mortgaged Property or have any previously delivered materials updated and/or amplified more frequently than once per calendar year.

(b) the Mortgagor shall comply in all material respects with all Accessibility Regulations which are applicable to the Mortgaged Property.  If Mortgagee shall reasonably request, the Mortgagor shall at its cost obtain and deliver to Mortgagee an Accessibility Regulation compliance report relating to the Mortgaged Property, or shall have any previously delivered materials updated and/or amplified, in each case by a qualified consultant acceptable to Mortgagee; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Mortgagor shall not be required to obtain and deliver to Mortgagee such Accessibility Regulation compliance report relating to the Mortgaged Property or have any previously delivered materials updated and/or amplified more frequently than once per calendar year.

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(c) the Mortgagor shall, promptly within 10 days after obtaining actual knowledge thereof, give notice to Mortgagee of:  (i) any activity in violation of any applicable Environmental Laws or Regulations relating to the Mortgaged Property; (ii) any governmental or regulatory actions instituted or threatened under any Environmental Laws or Regulations or any Accessibility Regulations affecting the Mortgaged Property; (iii) all claims made or threatened by any third party against the Mortgaged Property relating to any Hazardous Substance or a violation of any Environmental Laws or Regulations or any Accessibility Regulations; and (iv) any discovery by the Mortgagor of any occurrence or condition on or under the Mortgaged Property or on or under any real property adjoining or in the vicinity of the Mortgaged Property which could subject the Mortgagor, Mortgagee or the Mortgaged Property to a claim under any Environmental Laws or Regulations or Accessibility Regulations which reasonably could be expected to result in a Material Adverse Change (as defined in the Loan Agreement).  Any such notice shall include copies of any written materials received by the Mortgagor.

(d) Any investigation, remedial or corrective action taken with respect to the Mortgaged Property shall be done under the supervision of a qualified consultant, engineer or scientist acceptable to Mortgagee who shall, at the Mortgagor’s cost and at the completion of such investigation or action, provide a written report of such investigation or action to Mortgagee.

(e) If the Mortgaged Property has, or is suspected to have, asbestos or asbestos containing materials (“ACM”) which, due to its condition, location and/or planned building renovation or demolition, is recommended to be abated by repair, encapsulation, removal or other action, the Mortgagor shall promptly carry out the recommended abatement action.  If the recommended abatement includes removal of ACM, the Mortgagor shall cause the same to be removed and disposed of offsite by a licensed and experienced asbestos removal contractor, all in accordance with Environmental Laws or Regulations.  Upon completion of the recommended abatement action, the Mortgagor shall deliver to Mortgagee a certificate, signed by an officer of the Mortgagor and the consultant overseeing the abatement action, certifying to Mortgagee that the work has been completed in material compliance with all applicable laws, ordinances, codes and regulations (including, without limitation, those regarding notification, removal and disposal) and that no airborne fibers beyond permissible exposure limits remain on site.  The Mortgagor shall maintain and keep in effect at all times an Operations and Maintenance Program (as contemplated by Environmental Protection Agency guidance document entitled “Managing Asbestos In Place: A Building Owner’s Guide to Operations and Maintenance Programs for Asbestos–Containing Materials”) for managing in place any ACM in the Mortgaged Property.  The Mortgagor shall deliver a complete copy of such Operations and Maintenance Program to Mortgagee and certify to Mortgagee that such Program is in place and in effect.

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(f) After the occurrence and during the continuance of an Event of Default, or if at any time there is a reasonable basis to believe that a violation of Environmental Laws or Regulations may have occurred on the Mortgaged Property, Mortgagee shall have the right, after ten (10) days’ prior written notice to the Mortgagor, to have an environmental review, audit, assessment, testing program and/or report with respect to the Mortgaged Property performed or prepared by an environmental engineering firm selected by Mortgagee.  The Mortgagor shall reimburse Mortgagee for the cost incurred for each such action within ten (10) days following demand therefor by Mortgagee.  The amount shall accrue interest at the Additional Interest Rate (as defined in Section 5.2) from and including the date of disbursement by Mortgagee through the date of payment by the Mortgagor.

For purposes of this Mortgage, the following definitions shall apply:

“Environmental Laws or Regulations” means and includes the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or the Federal Superfund Act) as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. §§ 9601 et seq.; the Federal Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1321 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Substances); and the Clean Air Act, 42 U.S.C. §§ 7401 et seq., all as the same may be from time to time amended, and any other federal, state, county, municipal, local or other statute, code, law, ordinance, regulation, requirement or rule which may relate to or deal with human health or the environment, including, without limitation, all regulations promulgated by a regulatory body pursuant to any such statute, code, law or ordinance.

“Hazardous Substances” means asbestos, asbestos containing materials, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline or synthetic gas, and any other waste, material, substance, pollutant or contaminant which would subject the owner of the Mortgaged Property to any damages, penalties, liabilities, or obligations under any applicable Environmental Laws or Regulations.

“Accessibility Regulations” means any law ordinance or regulation relating to accessibility of facility or property for disabled, handicapped and/or physically challenged persons, including, without limitation, the Americans With Disabilities Act of 1991, as amended.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Mortgagor makes the following representations and warranties:

Section 2.1                       Existence and Powers. The Mortgagor is a limited liability company duly created and validly existing and in good standing under the laws of the State of Delaware.  The Mortgagor has the power to own its property and to carry on its business and to execute and perform the Transaction Documents.  The Mortgagor has obtained all material licenses and permits necessary to conduct its business in the manner presently conducted.

Section 2.2                       Ownership, Liens, Compliance with Laws.  The Mortgagor owns the Mortgaged Property free from all Liens and encumbrances except for the Permitted Liens and except for defects in title that do not interfere in any material respect with its ability to conduct its business or to utilize the Mortgaged Property for its intended purpose.  All applicable zoning and environmental, land use, subdivision, building, fire, safety or health laws, ordinances and regulations affecting the Mortgaged Property permit the current use and occupancy thereof, and the Mortgagor has obtained all necessary consents, permits and licenses required for such use.  The Mortgagor will comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America and the laws of the State of Louisiana in order to perfect, establish and maintain this Mortgage, and any supplement or amendment hereto.

Section 2.3                       Authority, Consents.  The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary action of the Mortgagor.  Except for consents and approvals previously obtained, no consent or approval of, or exemption by, any person or entity, governmental or private, is required to authorize the execution, delivery and performance of the Transaction Documents or the validity thereof.

Section 2.4                       Binding Agreement.  The Transaction Documents are the valid and legally binding obligations of the Mortgagor enforceable against the Mortgagor in accordance with their respective terms, except to the extent limited by equitable principles or bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

Section 2.5                       No Conflict, Default.  The execution, delivery and performance by the Mortgagor of the Transaction Documents will not violate or cause default under or permit acceleration of any material agreement to which the Mortgagor is a party or by which it or the Mortgaged Property is bound.  To the Mortgagor’s best knowledge, it is not in default (beyond any applicable grace period) in the performance of any agreement, order, writ, injunction, decree or demand to which it is a party or by which it is bound.

Section 2.6                       Litigation.  Except as otherwise disclosed in the Loan Agreement, there is no litigation, arbitration or other proceeding in process or to the Mortgagor’s best knowledge pending or threatened against the Mortgaged Property or the Mortgagor except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the date hereof that if decided adversely to the Mortgagor, reasonably could not be expected to have a materially adverse effect on the ability of the Mortgagor to fulfill its obligations under the Transaction Documents or on the condition, financial or otherwise, of the Mortgagor’s business, properties or assets.

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Section 2.7                       Use.  The Mortgaged Property is not homestead property nor is it agricultural property in agricultural use.

Section 2.8                       Utilities.  The Mortgaged Property is serviced by all necessary public utilities, and all such utilities are operational and have sufficient capacity.

Section 2.9                       Environmental.  To the Mortgagor’s best knowledge, except as set forth in the Loan Agreement and except with respect to any other matters that individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change (as defined in the Loan Agreement):

(a) There is not located on, in, about, or under the Mortgaged Property any Hazardous Substances except for Hazardous Substances of the type ordinarily used, stored, or manufactured  in connection with the ownership or operation of the Mortgaged Property as it is presently operated and such existing Hazardous Substances have been used, stored and manufactured in compliance with all Environmental Laws or Regulations.

(b) The Mortgaged Property is not presently used, and has not in the past been used as a landfill, dump, disposal facility, gasoline station or for the storage, generation, production, manufacture, processing, treatment, disposal, handling, transportation, or deposit of any Hazardous Substances, where such production, storage, generation, manufacturing, processing, treatment, disposal, handling, transportation or deposit was in violation, in any material respect, of applicable Environmental Law.

(c) There has not in the past been, and no present threat now exists of, a spill, discharge, emission or release of a Hazardous Substance in, upon, under, over or from the Mortgaged Property or from any other property which would have an impact on the Mortgaged Property.

(d) There are no past or present investigations, administrative proceedings, litigation, regulatory hearings or other action completed, proposed, threatened or pending, alleging noncompliance with or violation of any Environmental Laws or Regulations respecting the Mortgaged Property, or relating to any required environmental permits covering the Mortgaged Property.

(e) The Mortgagor has disclosed to Mortgagee all reports and investigations commissioned by the Mortgagor and relating to Hazardous Substances and the Land and the Improvements.

(f) There are not now, nor have there ever been, any above ground or underground storage tanks located in or under the Mortgaged Property.   There are no wells on or under the Mortgaged Property.

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First Mortgage Lien.  This Mortgage constitutes a valid mortgage and, upon proper recording hereof, will constitute a valid and perfected first priority mortgage lien, and security interest in the Mortgaged Property (subject only to the Permitted Liens and any mortgage filed pursuant to the provisions of the Intercreditor Agreement (as defined in the Loan Agreement)), and there are no defenses or offsets to the Mortgagor’s obligations pursuant to this Mortgage or the other Transaction Documents, including without limitation, the Mortgagor’s applicable obligations to pay and perform the Secured Obligations.

Section 2.11                       Tax Liens; Bankruptcy.  There are no federal, state or local tax claims or liens assessed or filed against the Mortgagor or the Mortgaged Property for taxes which are due and payable, unsatisfied of record or docketed in any court of the state in which the Real Property is located or in any other court located in the United States, and no petition in bankruptcy has ever been filed by the Mortgagor, or, to the Mortgagor’s knowledge, against the Mortgagor, and the Mortgagor has never made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

Section 1.22                       Damage; Eminent Domain Proceedings.  The Mortgaged Property has not been damaged or destroyed by fire or other casualty, and no condemnation or eminent domain proceedings have been commenced and none are pending with respect to the Mortgaged Property, and, to the Mortgagor’s best knowledge, no such condemnation or eminent domain proceedings are about to be commenced.

ARTICLE III

CASUALTY–CONDEMNATION

Section 3.1                       Damage or Destruction.  During the period the indebtedness remains outstanding, in the event that the Real Property, the Improvements, or the Fixtures shall be damaged or destroyed in whole or in part, by fire or other casualty covered by insurance, the Mortgagor shall give prompt written notice thereof to Mortgagee.  At such time as such damage, destruction or casualty shall occur, the Insurance Proceeds shall be payable to Mortgagee and applied in accordance with Sections 2.4(b)(i) and 6.8(c) of the Loan Agreement, as applicable.  Upon the occurrence of an Event of Default which has not been waived in writing by Mortgagee, Mortgagee shall have the right to apply such Insurance Proceeds in accordance with Section 2.4(b)(i) of the Loan Agreement.

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Section 2.2                       Condemnation.

(a) During the period the indebtedness remains outstanding, in the event that the Mortgaged Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of the right of eminent domain, or by conveyance in lieu of condemnation, or as a result of the exercise by any governmental authority of any right or option to purchase (hereinafter collectively called “Proceedings”), Mortgagee shall have the right to participate in any such Proceedings at the Mortgagor’s expense, including reasonable attorneys’ fees and disbursements, and any Eminent Domain Awards that may be made or any proceeds thereof shall be deposited with Mortgagee and held in trust by Mortgagee and distributed in the manner herein set forth.  The parties agree to execute any and all further documents that may be required in order to facilitate collection of any Eminent Domain Award and the making of any such deposit.

(b) During the period the indebtedness remains outstanding, if there occurs a Proceeding, any Eminent Domain Awards payable in connection therewith shall be payable to Mortgagee and applied in accordance with Section 6.8(c) of the Loan Agreement.

(c) Upon the occurrence of an Event of Default which has not been waived in writing by Mortgagee, Mortgagee shall have the right to apply such Eminent Domain Awards in accordance with Section 2.4(b)(i) of the Loan Agreement.

ARTICLE IV

LEASES AND RENTS

Section 4.1                       Space Leases, Rents and Cash Collateral.

(a) As additional collateral security for payment of the Secured Obligations, and as cumulative of any and all rights and remedies herein provided, the Mortgagor hereby bargains, sells, transfers, assigns and sets over to Mortgagee, for the benefit of the Lender Group, any and all Space Leases and Rents and any and all cash collateral to be derived from the Mortgaged Property, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Mortgaged Property, including all Rents, royalties, revenues rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all Space Leases, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor’s other obligations hereunder or Borrowers’ obligations under the Transaction Documents, together with all Space Leases, contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all right of the Mortgagor thereunder.  Nothing contained in the preceding sentence shall be construed to bind Mortgagee to the performance of any of the provisions of any such Space Lease, contract, bond, lease or other documents or otherwise impose any obligation upon Mortgagee, except that Mortgagee shall be accountable for any money actually received pursuant to such assignment to the extent of its disposition thereof in a manner inconsistent with this Mortgage or the Transaction Documents.  The Mortgagor shall deliver to Mortgagee upon Mortgagee’s request an executed counterpart of each such Space Lease, contract, bond or other documents.  The assignment of said Space Leases, Rents, income profits, proceeds and cash collateral, and any of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same, is intended to be and is an absolute present assignment from the Mortgagor to Mortgagee and not merely the passing of a security interest.

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(b) So long as there shall exist no Event of Default hereunder which has not been waived in writing by Mortgagee, the Mortgagor shall have the right and license to exercise all rights, options and privileges extended to the lessor under the terms of the Space Leases, including, without limitation, the right to collect all Rents.  The Mortgagor agrees to hold the same in trust and to use the same, first, in payment of the Secured Obligations, second, the Taxes and insurance premiums payable hereunder and all other charges on or against the Mortgaged Property and, third, to the expenses of the Mortgagor’s business in or on the Mortgaged Property.

(c) In the event of any such Event of Default which has not been so waived, the right and license set forth in subparagraph (b) of this Section shall be automatically revoked, and, thereafter, Mortgagee shall have the right and authority to exercise any of the rights or remedies referred to or set forth herein.  In addition, upon such an Event of Default, the Mortgagor shall promptly pay to Mortgagee (a) all rent prepayments and security or other deposits paid to the Mortgagor pursuant to any Space Leases and (ii) all charges for services or facilities or for escalations which were paid pursuant to any Space Leases to the extent allocable to any period from and after such Event of Default and any such sums received by Mortgagee shall be applied by Mortgagee in accordance with Section 2.4(b)(i) of the Loan Agreement.

(d) If the Mortgagor is not required to surrender possession of the Mortgaged Property hereunder in the event of any such Event of Default which has not been so waived, the Mortgagor will pay monthly in advance to Mortgagee, or to any receiver appointed to collect same, the income, profits or proceeds received by the Mortgagor under any of the Space Leases.

(e) The Mortgagor will upon Mortgagee’s request execute, acknowledge and deliver to Mortgagee, in form approved by Mortgagee, one or more general or specific assignments of the lessor’s interest under any Space Lease (which are consistent with the foregoing provisions).  The Mortgagor will, on demand, pay to Mortgagee, or reimburse Mortgagee for the payment of, all reasonable costs or expenses incurred in connection with the preparation or recording of any such assignment.

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(f) The Mortgagor will (i) perform or cause to be performed the lessor’s obligations under any Space Lease, (ii) enforce the performance by the lessee under its respective Space Lease of all of said lessee’s material obligations thereunder and (iii) give Mortgagee prompt notice and a copy of any notice of default, event of default, termination or cancellation sent or received by the Mortgagor.

(g) Except to the extent expressly permitted herein or under the other Transaction Documents, the Mortgagor will not, without Mortgagee’s written consent, (i) assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Space Lease or the Rents or other income thereunder or therefrom, (ii) accept or permit the acceptance of a prepayment of any Rents for more than one month in advance of the due dates therefor, (iii) amend, modify, or otherwise alter any Space Lease, or (iv) cancel, terminate or accept a surrender of any Space Lease.  The Mortgagor will from time to time, promptly upon Mortgagee’s reasonable request, prepare and deliver to Mortgagee such information concerning the Space Leases as Mortgagee shall request.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.1                       Events of Default.  Each of the following shall constitute an Event of Default hereunder:

(a) the occurrence of an “Event of Default” as defined in Article 8 of the Loan Agreement; or

(b) the failure of the Mortgagor to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Mortgage (other than an occurrence which may sooner constitute an “Event of Default” under the Loan Agreement) including, without limitation, the covenants contained in Article I herein for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied, given to the Mortgagor by Mortgagee, unless Mortgagee agrees in writing to an extension of such time prior to its expiration.

Section 5.2                       Remedies.  Upon the occurrence of an Event of Default, all Secured Obligations, at the option of Mortgagee, shall be accelerated and become immediately due and payable upon notice to the Mortgagor.  The outstanding principal amount and the interest accrued thereon of the Secured Obligations shall be due and payable without presentment, demand or further notice of any kind, all of which are hereby expressly waived by the Mortgagor.  The Mortgagor will pay to Mortgagee the entire Secured Obligations or portions thereof, as applicable, and to the extent permitted by law, the premiums and penalties, if any, provided in this Mortgage and each other Transaction Document, as applicable, and such payment shall be applied in accordance with Section 2.4(b)(i) of the Loan Agreement.

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                    In the event of any Event of Default, whether or not an acceleration shall occur, Mortgagee shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

(a) MORTGAGEE SHALL HAVE THE RIGHT TO INSTITUTE AN ACTION TO FORECLOSE THIS MORTGAGE or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Loan Agreement and realization on the Mortgaged Property through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof Mortgagee may sell or cause to be sold by special master or otherwise the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity.  Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all Mortgagor’s interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney in fact of Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of Mortgagee as such attorney in fact are hereby ratified and confirmed.  Mortgagor agrees that such recitals shall be binding and conclusive upon Mortgagor and that any assignment or conveyance to be made by Mortgagee shall divest Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to Mortgaged Property so assigned or conveyed.  The power and agency hereby granted are coupled with an interest and are irrevocable by dissolution, or otherwise, and are in addition to any and all other remedies which Mortgagee may have hereunder, at law or in equity.  So long as the Secured Obligations, or any part thereof, remain unpaid, after a foreclosure pursuant to this Section 5.2, Mortgagor agrees that possession of the Mortgaged Property by Mortgagor, or any Person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, Mortgagor and any Person in possession under Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over.  In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Mortgagee in its sole discretion may elect.  One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.  Mortgagee may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Section 5.2 and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due and owing) in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Mortgagee is authorized to deduct under this Mortgage. Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

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(b) MORTGAGEE SHALL HAVE THE RIGHT TO BRING SUIT either for damages, specific performance of any agreement contained in any Transaction Document, or for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy.

(c) MORTGAGEE SHALL HAVE THE RIGHT TO OBTAIN A RECEIVER at any time after an Event of Default, whether or not an action for foreclosure has been commenced. Any court having jurisdiction shall at the request of Mortgagee following an Event of Default appoint a receiver to take immediate possession of the Mortgaged Property and to rent or operate the same as he may deem best for the interest of all parties concerned, and such receiver shall be liable to account to the Mortgagor only for the net profits, after application of rents, issues and profits upon the costs and expenses of the receivership and upon the Secured Obligations.

(d) MORTGAGEE SHALL HAVE THE RIGHT, AT ANY TIME, TO ADVANCE MONEY TO THE RECEIVER to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest (“Additional Interest”) at the per annum rate equal to the Default Rate (as defined in the Loan Agreement) (the “Additional Interest Rate”), shall be secured hereby, or if advanced during the period of redemption shall be a part of the sum required to be paid to redeem from the sale.

(e) MORTGAGEE SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner hereinbefore provided with respect to a receiver.  For that purpose, Mortgagee may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in Mortgagee’s judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property.  Mortgagee may also take possession of, and for these purposes use, any and all of the Security Interests Property.  The expense (including any receiver’s fees, attorneys’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage.  Mortgagee shall not be liable to account to the Mortgagor for any action taken pursuant hereto other than to account for any Rents actually received by Mortgagee.  Enforcement hereof shall not cause Mortgagee to be deemed a trustee in possession unless Mortgagee elects in writing to be a trustee in possession.

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(f) MORTGAGEE SHALL HAVE THE RIGHT TO ENTER AND TAKE POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in Mortgagee’s judgment, is necessary or proper to conserve the value of the Mortgaged Property.

(g) MORTGAGEE SHALL HAVE ALL OF THE RIGHTS AND REMEDIES PROVIDED IN THE LOUISIANA UNIFORM COMMERCIAL CODE, including the right to proceed under the Louisiana Uniform Commercial Code provisions governing default as to any Security Interests Property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate.  If Mortgagee should elect to proceed separately as to such Security Interests Property, the Mortgagor agrees to make such Security Interests Property available to Mortgagee at a place or places acceptable to Mortgagee, and if any notification of intended disposition of any of such Security Interests Property is required by law, such notification shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in the manner hereinafter provided.

(h) MORTGAGEE SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting the Mortgagor, its creditors or its property, for the entire amount due and payable by the Mortgagor under the Secured Obligations, this Mortgage and any other instrument securing the Secured Obligations, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by the Mortgagor after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right.  Mortgagee shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

Section 5.3                       Expenses of Exercising Rights, Powers and Remedies.  The reasonable expense (including any receiver’s fees, attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, Torrens duplicate certificates of title, Uniform Commercial Code and chattel lien searches, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and Mortgagee’s compensation) incurred by Mortgagee after the occurrence of any Event of Default under this Mortgage and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by the Mortgagor, with interest thereon at the Additional Interest Rate, and shall be added to the indebtedness secured by this Mortgage.

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Section 5.4                       Restoration of Position.  In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, the Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

Section 55                       Marshalling.  The Mortgagor, for itself and on behalf of all persons, parties and entities which may claim under the Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Mortgagee of its remedies for an Event of Default hereunder, absent this waiver.  Mortgagee shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing  upon any other portion thereof.

Section 5.6                       Waivers.  No waiver of any provision hereof shall be implied from the conduct of the parties.  Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced.  The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision.  No receipt of partial payment after acceleration of any of the Secured Obligations shall waive the acceleration.  No payment by the Mortgagor or receipt by Mortgagee of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Mortgagee may accept any check or payment without prejudice to Mortgagee’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage.  The consent by Mortgagee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

Section 5.7                       Mortgagee’s Right to Cure Defaults.  If the Mortgagor shall fail to comply with any of the terms hereof with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, the payment and satisfaction of Liens and encumbrances against the Mortgaged Property, the payment of any other sum or deposit required under this Mortgage, or any other term herein contained, Mortgagee may make advances or take other actions to perform the same without releasing the Mortgagor from any Secured Obligations and may enter upon the Mortgaged Property for any such purpose and take all such action thereon as Mortgagee or any of its duly appointed agents may deem necessary or appropriate therefor.  The Mortgagor agrees to repay upon demand all sums so advanced and all sums expended by Mortgagee in connection with such performance, including, without limitation, reasonable attorneys’ fees, with Additional Interest at the Additional Interest Rate from the dates such advances are made, and all sums so advanced and/or expenses incurred, with Additional Interest at the Additional Interest Rate, shall be secured hereby as Secured Obligations, but no such advance and/or incurring of expense by Mortgagee, shall be deemed to relieve the Mortgagor from any default hereunder, or to release the Mortgagor from any Secured Obligations.  Mortgagee shall not be bound to inquire into the validity of any Imposition or Lien which the Mortgagor fails to pay as and when required by this Mortgage and which the Mortgagor does not contest in strict accordance with the terms of this Mortgage and the other Transaction Documents.

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Section 5.8                       Suits and Proceedings.  Mortgagee shall have the power and authority, upon prior notice to the Mortgagor to institute and maintain any suits and proceedings as Mortgagee may deem advisable to (i) prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the Permitted Discretion (as defined in the Loan Agreement) of Mortgagee, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee’s interest.

Section 5.9                       Application of Proceeds.  The proceeds from the foreclosure, sale or lease of the Mortgaged Property shall be applied to the payment of the Secured Obligations in accordance with the Loan Agreement if such Secured Obligations have been deemed due and payable upon the Event of Default.  Any surplus of the proceeds shall be paid to the Mortgagor.

Section 5.10                       Personal Property.  Any limitation on recovery contained in this Mortgage shall not be construed to extend to and shall not limit recovery under any other instrument or Loan Document that grants a security interest in personal property that is also conveyed or encumbered pursuant to this Mortgage.

ARTICLE VI

MISCELLANEOUS

Section 6.1                       Binding Effect; Survival; Number; Gender.  This Mortgage shall be binding on the Mortgagor and its successors and assigns and inure to the benefit of Mortgagee and its successors and assigns for the benefit of the Lender Group.  All representations and warranties contained herein or otherwise heretofore made by the Mortgagor to Mortgagee shall survive the execution, delivery and foreclosure hereof.  The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

Section 6.2                       Severability.  The unenforceability or invalidity of any provision of this Mortgage as to any persons or circumstances shall not render that provision unenforceable or invalid as to any other persons or circumstances and shall not affect the enforceability of the remaining provisions hereof.

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Section 6.3                       Notices.   All notices and demands required or permitted to be given to or made upon any party hereto under any Transaction Document shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized courier, or by telecopier, and shall be deemed to be given for purposes of this Mortgage on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section.  Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to the Mortgagor:

Belle of Orleans, L.L.C.
c/o Peninsula Gaming Partners, LLC
600 Star Brewery Dr., Ste. 110
Dubuque, Iowa  52001
Attn:  Natalie Schramm

If to Mortgagee:
Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Los Angeles, California 90404
Attention: Business Finance Division Manager

Either party may change the address for notices by a notice given not less than five (5) business days prior to the effective date of the change.

Section 6.4                       Survival of Warranties, Etc.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Mortgage.

Section 6.5                       Applicable Law.  The Mortgagor and Mortgagee agree that the rights and obligations under this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed and construed and interpreted in accordance with the internal laws of the State of Louisiana.  All other provisions of this Mortgage shall be governed by the laws of the State of New York, without regard to principles of conflict of laws.  In the event that any provisions or clause of this Mortgage conflict with applicable laws, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provision, and to this end the provisions of this Mortgage are declared to be severable.

Section 6.6                       Waiver of Jury Trial.  EACH OF THE MORTGAGOR AND MORTGAGEE, BY ITS ACCEPTANCE OF THIS MORTGAGE, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE AND ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.7                       Effect.  This Mortgage is in addition to and not in substitution for any other guaranties, covenants, obligations or other rights now or hereafter held by Mortgagee from any other person or entity in connection with the Secured Obligations.

Section 6.8                       Assignability.  Mortgagee shall have the right to assign this Mortgage, in whole or in part or sell participation interests herein, to any person obtaining an interest in the Secured Obligations.

Section 6.9                       Headings.  Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 6.10                       Security Interest.

(a) An express security interest is hereby granted to Mortgagee in respect to any part of the Mortgaged Property which under Louisiana law might now or hereafter be construed or considered as moveables, personal property or fixtures, or otherwise be considered collateral subject to the Louisiana Uniform Commercial Code, including, without limitation, the collateral described in granting clauses (e) hereof, and this Mortgage shall constitute a security agreement in respect thereto.

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(b) Upon the occurrence of an Event of Default hereunder in addition to the other rights and remedies available to it, Mortgagee may exercise all other rights and remedies with respect to such moveables and property that are available to a secured party under the Louisiana Uniform Commercial Code.  The Mortgagor agrees to pay any reasonable attorney fees and legal expenses incurred by Mortgagee in enforcing or protecting its rights under the security interest created hereunder.  In the event notice of intended disposition of such moveables or property is required by law in any particular instance, the Mortgagor agrees that notice given in the manner and place provided in Section 6.3 hereunder and sent ten (10) days prior to a disposition of collateral is commercially reasonable notification within the meaning of the Louisiana Uniform Commercial Code.  Information concerning the security interests may be obtained from the Secured Party (Mortgagee) at the address set forth in Section 6.3 hereof and the mailing address of the Debtor (Mortgagor)) is also set forth in Section 6.3 hereof.

(c) The Mortgagor warrants and agrees that no financing statement or security agreement covering any of the Mortgaged Property is or will be placed on file in any public office or delivered to any secured party except pursuant hereto, except for Permitted Encumbrances and Permitted Liens.

Section 6.11                       Fixture Filing.  From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to the collateral described in the Granting Clauses hereof which are moveables or fixtures within the meaning of the Louisiana Uniform Commercial Code, and for this purpose the name and address of the Debtor is the name and address of the Mortgagor, as set out in Section 6.3 herein, and the name and address of the Secured Party is the name and address of Mortgagee, as set out in Section 6.3 hereof.

Section 6.12                       Defined Terms. All capitalized terms used in this Mortgage and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

Section 6.13                       Discharge of Lien.  In accordance with the Loan Agreement and upon the observance and performance of each and every covenant and condition set forth herein and in the Loan Agreement, then and in that case all property, rights and interest hereby conveyed or assigned or pledged shall revert to the Mortgagor, and the estate, right, title and interest of Mortgagee therein shall thereupon cease, terminate and become void; and this Mortgage, and the covenants of the Mortgagor contained herein, shall be discharged and Mortgagee in such case on demand of the Mortgagor and at the Mortgagor’s cost and expense, shall execute and deliver to the Mortgagor a proper instrument or proper instruments acknowledging the satisfaction and termination of this Mortgage, and shall convey, assign and transfer or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Mortgagor, all property, including money, then held by Mortgagee hereunder.

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Section 6.14                       Conflicts with Loan Agreement.  In the event of a conflict between the provisions of the security agreement contained in the Loan Agreement and the provisions of this Mortgage, this Mortgage shall govern in all matters relating to the validity and enforceability of the Lien created hereby on the Real Property, the Improvements, the Fixtures, and the Rents and (except as expressly set forth to the contrary herein or in the security agreement contained in the Loan Agreement) the security agreement in the Loan Agreement shall govern in all other respects.

Section 6.15                       Mortgage Absolute.  The obligations of the Mortgagor under this Mortgage are independent of the obligations of Mortgagor under the other Transaction Documents, and a separate action or actions may be brought and prosecuted against Mortgagor to enforce this Mortgage, irrespective of whether any action is brought against Mortgagor under such other Transaction Documents.  All rights of Mortgagee and the mortgage, assignment and security interest hereunder, and all obligations of Mortgagor hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of any other Transaction Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Mortgagor under the other Transaction Documents or any other amendment or waiver of or any consent to any departure from the other Transaction Documents, including, without limitation, any increase in such obligations resulting from the extension of additional credit to the Mortgagor or otherwise;

(c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any other of the obligations of the Mortgagor under the other Transaction Documents;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the obligations of Mortgagor under the other Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of such obligations or any other assets of the Mortgagor;

(e) any change, restructuring or termination of the corporate restructure or existence of the Mortgagor; or

(f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Mortgagor or a third party the Mortgagor of a security interest or mortgage.

Section 6.16                       Interaction with Loan Agreement.  All terms, covenants, conditions, provisions and requirements of the Loan Agreement are incorporated by reference in this Mortgage.  Notwithstanding any other provision of this Mortgage, the terms and provisions of this Mortgage shall be subject and subordinate to the terms of the Loan Agreement.  To the extent that the Loan Agreement provides the Mortgagor with a particular cure or notice period, or establishes any limitations or conditions on Mortgagee’s actions with regard to a particular set of facts, the Mortgagor shall be entitled to the same cure periods and notice periods, and Mortgagee shall be subject to the same limitations and conditions, under this Mortgage, as under the Loan Agreement, in place of the cure periods, notice periods, limitations and conditions provided for under this Mortgage; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Loan Agreement and this Mortgage.  In the event of any conflict or inconsistency between the provisions of this Mortgage and those of the Loan Agreement, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Loan Agreement shall govern.

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Section 6.17                       Indemnity.  The Mortgagor hereby agrees to indemnify, defend and hold Mortgagee (and its directors, officers, agents and employees) harmless from and against any and all loss, liability, damage, claim, judgment or expense (including reasonable attorneys’ fees and expenses, bond expenses, printing and automated document preparation and retention expenses and other ordinary litigation expenses) incurred by it (or such director, officer, agent or employee) in connection with the acceptance or administration of Mortgagee’s duties under this Mortgage, any action or proceeding to foreclose this Mortgage or in or to which Mortgagee may be made a party due to the existence of this Mortgage or the other Transaction Documents or to which action or proceeding Mortgagee may become a party for the purpose of protecting the lien of this Mortgage.  All sums paid by Mortgagee to prosecute or defend the rights herein set forth shall be deemed a part of the Secured Obligations and shall be paid by the Mortgagor to Mortgagee within ten (10) days after written demand, and if not paid within that period, shall accrue interest from and including the date of disbursement or advance by Mortgagee to and including the date of payment by the Mortgagor at the Additional Interest Rate.

Section 6.18                       Mortgagee as Agent; Successor Agents.

(a) Agent has been appointed to act as Agent hereunder by the Lender Group.  Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Loan Agreement, any related agency agreement among Agent and the Lender Group (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage.  The Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lender Group therefor.

(b) Mortgagee shall at all times be the same Person that is Agent under the Agency Documents.  Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage.  Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Mortgage.  Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage.  Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage.  After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

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(c) Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by “Mortgagee” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Mortgagee in its capacity as Agent pursuant to the Loan Agreement for the benefit of the Lender Group, all as more fully set forth in the Loan Agreement.

ARTICLE VII

LOCAL LAW PROVISIONS

Section 7.1                                  Future Advances.  This Mortgage may secure future advances, and in accordance with Article 3298 of the Louisiana Civil Code, as to all Secured Obligations, present and future, secured by this Mortgage, notwithstanding the nature of such Secured  Obligations or the date they arise, this Mortgage has effect between the parties from the time this Mortgage is executed, and as to third persons from the time this Mortgage is filed for registry.

Section 7.2                       Maximum Amount Secured.  The maximum amount that may be outstanding at any time and from time to time that this Mortgage and the assignment of leases and rents contained herein secures shall be $58,500,000.00.

Section 7.3                       Keeper.  Mortgagee is designated and named as the keeper and receiver (hereinafter, the “Keeper”), without bond, of the Mortgaged Property, reserving to Mortgagee the right to designate an agent or other person or entity as Keeper, without bond, all in accordance with Louisiana Revised Statutes 9:5136, et seq.  If the Mortgaged Property or any part thereof is seized as an incident to any action for recognition or enforcement of this Mortgage, whether by executory process, writ of fieri facias, sequestration, or otherwise, the court issuing the order under which the seizure is to be effected shall, if such order is petitioned for by the Mortgagee, direct the sheriff or other officer making the seizure to appoint as Keeper such person or legal entity as the Mortgagee has directed and requested.  The designation of a Keeper of the Mortgaged Property in accordance with the provisions of Louisiana Revised Statutes 9:5136, et seg,. is for the benefit of Mortgagee, but such designation shall not be deemed to require the Mortgagee to appoint a Keeper.  The Keeper shall perform its duties as a prudent administrator, and neither the Keeper nor the Mortgagee shall be liable to the Mortgagor or any tenants of the Mortgaged Property or any other person or legal entity for any financial or pecuniary loss or damage claimed to have been suffered by the Mortgagor, any tenants of the Mortgaged Property, or any other person or legal entity by reason of the administration or management of the Mortgaged Property by the Keeper acting as a prudent administrator.  The Keeper appointed shall have full powers to manage and administer the Mortgaged Property and may operate the Mortgaged Property seized, whether immovable, movable, or both, in the ordinary course of business.  All revenues or other amounts received by the Keeper during its administration first shall be applied to the costs and expenses incurred by the Keeper in the administration or preservation of the Mortgaged Property, and any balance shall be applied to the U.S. Facility Obligations, subject to Section 8.03 of the Credit Agreement.  The Keeper shall render an accounting of its administration only at such time or times as the court before whom the proceedings are pending may direct, and all costs and expenses necessarily incurred by the Keeper in the course of its administration shall be taxed as part of the court costs of the proceedings to the extent that they have not been satisfied out of the revenues previously received by the Keeper.  If the Keeper or the Mortgagor or the Mortgagee is of the opinion that some action beyond the ordinary course of administration or management of the Mortgaged Property is required to preserve or protect the Mortgaged Property, or if the Mortgagor or the Mortgagee believes the Keeper is acting beyond its authority or is failing to act in accordance with its authority, such party may apply to the court before whom the proceedings are pending, in a summary proceeding with notice to the Mortgagor and the Mortgagee (if not a party to such application), for instructions as to the proper course that should be taken by the Keeper.  The court may issue orders and instructions as to the proper course that should be taken by the Keeper.  The court may issue orders or instructions deemed necessary or appropriate for the protection of the Mortgaged Property and the interests of the parties therein.  An order of the proper court issued pursuant to such an application shall be full authority for the Keeper to act in accordance therewith, and the Keeper shall be fully protected from all claims of any person as a result thereof.

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Section 7.4                       Declarations of Fact.  In any judicial enforcement of this Mortgage, all declarations of fact, which are made in form of an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within such person’s knowledge, shall constitute authentic evidence for all purposes, including, executory process, and for the purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-629.

Section 7.5                       Execution of Additional Documents and Reinscription.  Mortgagor, at the request of Mortgagee, shall execute all additional documents, instruments and agreements that Mortgagee may deem to be reasonably necessary and proper, within its sole discretion, in form and substance satisfactory to Mortgagee, to keep this Mortgage, to reflect or document the true intent of this Mortgage, and to complete fully all of the transactions contemplated hereby and by this Mortgage, and Mortgagor shall take all actions deemed necessary or desirable by Mortgagee to interrupt prescription on any of the Notes and to reinscribe this Mortgage.  Failure of Mortgagor to execute the additional documents or take the actions required by this Section 7.6 shall at Mortgagee’s option, constitute an Event of Default under this Mortgage.  Mortgagor hereby irrevocably appoints Mortgagee as its lawful attorney-in-fact for the specific purpose of reinscribing this Mortgage, from time to time in the public records of any parish in the State of Louisiana; and with the Secretary of State of Louisiana, provided, however, that nothing shall require Mortgagee to reinscribe this Mortgage, and the failure of Mortgagee to reinscribe shall not be grounds for any cause of action either by Mortgagor or by any subsequent holder(s) of the Mortgage.

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Section 7.6                       Alienation.  The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Mortgagee and in favor of any and all future holder or holders of the Mortgage until the full and final payment of all indebtedness secured hereby, and Mortgagor is herein and hereby bound and obligated not to sell, alienate, mortgage or encumber the Mortgaged Property, or any part thereof, to the prejudice of this act, and not to permit or suffer the same to be so sold, alienated, deteriorated or encumbered.

Section 7.7                       Notary Public.  Mortgagor and Mortgagee hereby waive the procurement and production of mortgage, conveyance, tax research and any and all other certificates and researches required by law, or customarily provided, and hereby relieve and release the undersigned Notary Public, from all liability and responsibility in connection therewith.

Section 7.8                       Confession of Judgment.  Without limiting any other right or remedy granted to Mortgagee herein, Mortgagor expressly authorizes the enforcement of this Mortgage by the remedy of executory process, and accordingly, for purposes of seizure and sale under Louisiana executory process procedures, Mortgagor confesses judgment and acknowledges to be indebted to Mortgagee in the full amount of the Secured Obligations, including without limitation, additional advances, costs and expenses that Mortgagee may incur or expend on Mortgagor’s behalf under the terms of this Mortgage, together with interest thereon, and expressly including, without limitation, legal fees and expenses incurred or expended in the administration or enforcement of this Mortgage and the Secured Obligations.

Section 7.9                       Waivers.  To the extent permitted by federal and applicable Louisiana law, Mortgagor expressly waives (1) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedures, and all other laws with regard to appraisal upon judicial sale; (2) the demand and three days’ delay as provided under Article 2721 of the Louisiana Code of Civil Procedure; (3) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (4) the three days ’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil procedure; and (5) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure, and all other laws of similar import not specifically mentioned herein.

Section 7.10                       Louisiana Terms.  Terminology in this Mortgage shall be defined further by the following:

(a)  All references to a “receiver” or similar person, entity or officer appointed for the purpose of administering and preserving the Mortgaged Property shall also mean, refer to and include a “keeper” under Louisiana Revised Statutes 9:5136, et seq.

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(b)  All references to “real property” shall include “immovable property” as that term is used in the Louisiana Civil Code, and any and all references to “personal property” shall also include “movable property”.

(c)  All references to “tangible property” shall include “corporeal property” and any and all references to  “intangible property” shall include “incorporeal property”.

(d)  The term “fee estate” or “fee simple” or “fee title” with respect to property shall mean “ownership” as provided in Louisiana Civil Code Art. 477 unburdened by real rights in favor of others.

(e)  The term “condemnation” will include “expropriation” as that term is used in Louisiana law.

(f)  The term “easement” will include “servitude and advantages” as used in the Louisiana Civil Code.

(g)  The term “building” will include “other constructions” as that term is used in the Louisiana Civil Code.

(h)  References to “county” shall mean “parish”, if the reference is to a political subdivision of Louisiana.

(i)  The term “Lien” or “lien” shall include “privileges”.

(j)  All references to joint and several liability in relation to an obligation governed by Louisiana law shall include joint, several and solidary liability.

(k)  The phrase “covenant running with the land” and other words of similar import shall be deemed to include a real right in, or a recorded lease of, immovable property.

(l)  The term “environmental laws” shall include the Louisiana Environmental Quality Act, Louisiana Revised Statutes. 30:2001, et seg., as amended, and the rules and regulations promulgated thereunder, and the term “hazardous materials” shall include hazardous materials as defined in such laws.

(m)  The terms “deed in lieu of foreclosure,” “conveyance in lieu of foreclosure” and words of similar import shall include a giving in payment within the meaning of Louisiana Civil Code 2655-59, provided that such transaction shall be construed transfer in partial payment of the U.S. Facility Obligations unless otherwise expressly provided.

(n)  “Mortgaged Property” shall include the right to receive proceeds attributable to the insurance loss of any of the Mortgaged Property, as provided in Louisiana Revised Statutes 9:5386.

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IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the date first written above.

BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company

By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

Witness:
/s/ Lori Nelson
Printed Name: Lori Nelson
Witness:	/s/ Lisa Manderscheid
Printed Name: Lisa Manderscheid

/s/Karen M. Beetem
NOTARY PUBLIC
Printed Name: Karen M. Beetem Notary's number (if any): 130029 My Commission Expires: 10/20/10 Affix notary's seal:

Attach prothonotarial certificate

S-
AMELIA BELLE MORTGAGE
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EXHIBIT A

Legal Description

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